UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2014
STRATS(SM) Trust for Goldman Sachs Capital I Securities, Series 2005-3
 ________________________________________
(Exact name of Registrant as specified in its charter)

Synthetic Fixed-Income Securities, Inc.
________________________________________
(Exact name of Sponsor and Depositor as specified in its charter)

Delaware	001-32633	52-2316339
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Synthetic Fixed-Income Securities, Inc. 301 South College Charlotte, North Carolina	28288
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 212-214-6277

No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01                  Other Events.
On May 29, 2014, The Goldman Sachs Group, Inc. ("Goldman") announced its offer to purchase for cash the $2,750,000,000 of 6.345% Notes due 2034 issued by Goldman Sachs Capital I (the "Underlying Securities") held by the STRATS(SM) Trust for Goldman Sachs Capital I Securities, Series 2005-3 (the "Trust"), under the terms and conditions described in the Offer to Purchase, dated May 29, 2014 (collectively, the "Offer").  On May 30, 2014, U.S. Bank Trust National Association, as trustee of the Trust (in such capacity, the "Trustee") delivered notice of the Offer to holders of the STRATS(SM) Certificates, Series 2005-3 (the "Certificates").  For further information on Goldman, Goldman Sachs Capital I, and the Offer please see Goldman's periodic and current reports under its Exchange Act file number, 001-14965, filed with the Securities and Exchange Commission at http://www.sec.gov.  At the time the electronic version of this report was prepared, the uniform resource locators, or URLs, in this paragraph were included as, and were intended to remain, inactive textual references only.
In accordance with the Base Trust Agreement, dated as of September 26, 2003 (the "Base Trust Agreement"), between Synthetic Fixed-Income Securities, Inc., as trustor (in such capacity, the "Trustor") and the Trustee and the Series Supplement, dated as of September 30, 2005 (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement"), between the Trustor and the Trustee, the Trustee may only tender the Underlying Securities in accordance with the Offer if it has received the timely consent and direction of 100 percent the holders of the Certificates.  If the Trustee does not receive such timely consent of the holders of the Certificates, the Trustee does not have the power or authority to, and will not, tender the Underlying Securities in accordance with the Offer.
In the event that 100 percent of the holders of the Certificates timely direct the Trustee to participate in the Offer and the Trustee tenders the Underlying Securities in accordance with the Offer, then the Certificates will be redeemed and the Trust will terminate.  The early termination of the Trust will cause the Swap Agreement to terminate.  Under current market conditions, if the Swap Agreement were terminated, a termination payment would be payable to the Swap Counterparty as described in the Trust Agreement.  Under the priority of payments under the Trust Agreement, the termination payment to the Swap Counterparty will be paid from the cash received by the Trust from the sale of the Underlying Securities to Goldman, prior to the distribution of the proceeds to holders of the Certificates.  Under current market conditions, the payment of the swap termination payment to the Swap Counterparty will result in a final distribution to holders of the Certificates that is significantly less than the principal amount of the Certificates.
Holders of the Certificates are encouraged to read the materials prepared by Goldman in connection with the Offer and the various considerations described therein, and to consult with their tax, investment, and other advisors regarding the consequences to holders of the Certificates of directing the Trustee to tender the Underlying Securities in accordance with the Offer.
Capitalized terms used but not defined herein have the meanings assigned in the Trust Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synthetic Fixed-Income Securities, Inc.
(Registrant)

Date: June 6, 2014	By: /s/ Barbara Garafalo
Name: Barbara Garafalo
Title: Vice President